Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of F-star Therapeutics, Inc. of our report dated March 30, 2021 relating to the financial statements of F-star Therapeutics, Inc., which appears in F-star Therapeutics, Inc.‘s Annual Report on Form 10-K for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Cambridge, United Kingdom

March 30, 2021